Exhibit (a)(13)

LEGG MASON PARTNERS FUNDS, INC.

ARTICLES OF AMENDMENT

Legg Mason Partners Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the Maryland state Department of Assessments and Taxation that:

FIRST: The charter (the “Charter”) of the Corporation is hereby amended so that the Class Y shares of Legg Mason Partners Large Cap Value Fund, Legg Mason Partners Short-Term Investment Grade Bond Fund and Legg Mason Partners U.S. Government Securities Fund are re-designated as Class I shares of Legg Mason Partners Large Cap Value Fund, Legg Mason Partners Short-Term Investment Grade Bond Fund and Legg Mason Partners U.S. Government Securities Fund, respectively.

SECOND: The amendment set forth in these Articles of Amendment was approved by at least a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

THIRD: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on November 20, 2006.

FOURTH: The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Assistant Secretary this 15th day of November, 2006.

ATTEST:		LEGG MASON PARTNERS FUND, INC.

By:	/s/ Thomas C. Mandia	By:	/s/ R. Jay Gerken
	Thomas C. Mandia		R. Jay Gerken
	Assistant Secretary		Chairman, President and Chief Executive Officer